WELLCO ENTERPRISES, INC.
                               150 Westwood Circle
                                  P.O. Box 188
                        Waynesville, North Carolina 28786



                                October 18, 2002



                            NOTICE OF ANNUAL MEETING
                                       OF
                                  STOCKHOLDERS


The annual meeting of stockholders of Wellco Enterprises, Inc. will be held in the cafeteria of the Company's Waynesville, North Carolina, plant, located at 150 Westwood Circle, on Tuesday, November 19, 2002, at 3:00 P.M., EST, for the purpose of taking action on the election of directors as more particularly described in the accompanying Proxy Statement and such other matters as may properly come before the meeting.

Only stockholders of record at the close of business on October 18, 2002, will be entitled to vote at the meeting. This Notice and the accompanying Proxy Statement are being mailed to stockholders on approximately October 25, 2002.

                                    By Order of the Board of Directors

                                    RICHARD A. WOOD, JR.
                                    SECRETARY



               YOUR VOTE IS IMPORTANT. EVEN IF YOU DO NOT PLAN TO
                  ATTEND THE MEETING, PLEASE RETURN YOUR SIGNED
                                     PROXY!


Please complete and promptly return your Proxy in the postpaid envelope provided. This will not prevent you from voting in person at the meeting. It will, however, help to assure a quorum and avoid added proxy solicitation costs.

                            Wellco Enterprises, Inc.
                               150 Westwood Circle
                                  P.O. Box 188
                        Waynesville, North Carolina 28786

                                 PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Wellco Enterprises, Inc. (the "Company") for use at the 2002 Annual Stockholders Meeting of the Company, to be held on November 19, 2002, and at any adjournment thereof. The cost of solicitation will be borne by the Company. Mellon Shareholder Services LLP, the transfer agent for the Company, has been retained to assist in obtaining proxies, including proxies from brokerage houses and others with respect to shares registered in their names but beneficially owned by others, by such means as Mellon Shareholder Services LLP deems appropriate, at a cost to the Company presently estimated at $5,000. Such brokerage houses and others will be reimbursed for their out-of-pocket expenses incurred. Proxies may also be solicited by some directors, officers or employees of the Company, in person or by mail, telephone or telefax, without extra compensation to them.

The shares represented by the proxies received will be voted at the meeting, or any adjournment thereof. On matters coming before the meeting as to which a choice has been specified by the stockholder by means of the ballot on the proxy, the shares represented will be voted accordingly. If no choice is so specified, the shares will be voted in favor of the matters set forth in the foregoing notice of meeting. The accompanying proxy appoints as proxy holders Director Claude S. Abernethy, Jr., Vice-Chairman Rolf Kaufman and Director John
D. Lovelace(and each of them with full power of substitution, or any one of more of them acting in the absence of the others) to vote at the Annual Meeting all shares covered by the proxy. Management does not know of any other matters which will be presented for action at the meeting, but the appointed proxy holders intend to vote or act with respect to any other proposal which may be presented for action, and matters incident to the conduct of the meeting, according to their judgment in light of conditions then prevailing except as to election of substitute nominees for director, as to which proxies will be voted for nominees designated as hereinafter stated. Executed proxies may be revoked by written revocation or later dated proxy delivered to the Secretary prior to or at the meeting. Also, stockholders who are present at the meeting may withdraw their proxies and vote in person if they so desire.

Stockholders of record at the close of business on October 18, 2002, will be entitled to vote at the meeting. On that date, there were outstanding 1,182,746 shares of the Company's common stock. Each stockholder is entitled to one vote for each share of stock on all matters to be presented at the meeting. A plurality vote of the shares represented at the meeting, in person or by proxy, is necessary for the election of each director. Cumulative voting is not available at the meeting.

Stockholders having questions concerning the matters to be considered at the meeting are invited to telephone the Company at (828) 456-3545, extension 102.

                               BOARD OF DIRECTORS

The Company's Board of Directors consists of nine directors divided into three classes with each class having three directors serving for a term of three years.

Your Board of Directors unanimously recommends the reelection of James T. Emerson, David Lutz and Fred K. Webb, Jr. as Class II directors, whose terms will expire in 2005. All of said nominees have consented in writing to serve if elected.

The class, period of service as a director, age and principal occupation for at least the past five years of each nominee for director and each person whose term of office as a director will continue after the meeting are as follows:

NOMINEES FOR ELECTION:

Class II Directors Whose Term Expires in 2005:
---------------------------------------------

James T. Emerson has been a Director of the Company since January, 1996 and previously served as a Director from 1988 until 1993, and is 80 years of age. He was an industrial instrumentation engineer and consultant (retired 1983), and is an investor. He is the uncle of Director/Vice President Fred K. Webb, Jr. and Director John D. Lovelace. Director Katherine J. Emerson is married to the nephew of James T. Emerson.

David Lutz has been a Director of the Company since January, 1996 and previously served as a Director from 1984 until 1992. As of January 1, 2002, he is Chief Executive Officer, President, Chief Operating Officer and Treasurer of the Company and is 57 years of age. Since October, 1996, he served as President and Chief Operating Officer and Treasurer of the Company. He served as Executive Vice President and Treasurer of the Company from May until October, 1996, as Secretary/Treasurer from 1986 until May 1996 and as Controller from 1974 until 1986.

Fred K. Webb, Jr. has been a Director of the Company since January, 1996. He is Vice President of Marketing of the Company (since February 1999) and is 42 years of age. He previously held the position of Special Projects Manager with the Company ( August 1998 until February 1999). Before joining the Company, he was employed as an Accounting Team Leader (since 1995) and Senior Staff Accountant (since 1989) for United Guaranty Corporation (an insurance holding company). He is the nephew of Director James T. Emerson and the cousin of Director John D. Lovelace. Director Katherine J. Emerson is married to the cousin of Fred K. Webb, Jr..

DIRECTORS CONTINUING IN OFFICE:

Class III Directors Whose Term Expires in 2003:
----------------------------------------------

Claude S. Abernethy, Jr. has been a Director of the Company since 1997 and previously served as a Director from 1976 until 1994 and is 75 years of age. He is Senior Vice President of IJL Wachovia (a securities brokerage firm), and a Director of Air T Inc., Carolina Mills, Inc. and Director Emeritus of IJL Wachovia, a division of Wachovia Securities, Inc.

Horace Auberry has been a Director of the Company since 1964 and is 71 years of age. He is Chairman, Board of Directors and as of January 1, 2002 consultant to the Company. He was Chairman, Board of Directors and Chief Executive Officer of the Company (from October, 1996 until December 31, 2001) and was Chairman of the Board of Directors and joint Chief Executive Officer from 1968 until October, 1996.

Rolf Kaufman has been a Director of the Company since 1962 and is 72 years of age. He was President of the Company and joint Chief Executive Officer from 1968 until October 1996. Upon his retirement from the position of President on September 30, 1996, Mr. Kaufman was elected by the Board of Directors to the position of Vice Chairman, Board of Directors. As Vice Chairman, Mr. Kaufman is retired from full time employment as President, while still being significantly involved in several areas of the Company's business affairs.

Class I Directors for Term Expiring in 2004:
-------------------------------------------

William M. Cousins, Jr. has been a Director of the Company since 1990 and is 78 years of age. He is President (since 1974) of William M. Cousins, Jr., Inc.
(management consultants), a Director (from 1991 through 1999) of Alba-Waldensian, Inc. (an apparel manufacturing company) and a director of Biosphere Medical, Inc. (since 1994).

Katherine J. Emerson is the information systems controller and accountant for Master Gage and Tool Company (since 1994), a wholesale distributor of precision measuring and gauging equipment and supplies and is 47 years of age. She is a certified public accountant. Ms. Emerson is married to the nephew of Director James T. Emerson, the cousin of Director/Vice President Fred K. Webb, Jr. and the cousin of Director John D. Lovelace.

John D. Lovelace has been a Director of the Company since 1999 and is 53 years of age. He is the Vice-President (since 1987) of Credit/Collections for United Leasing Corporation, a company primarily engaged in the leasing of equipment. Prior to joining United Leasing, he served as Assistant Vice President of Retail Banking for United Virginia Bank. He is the nephew of Director James T. Emerson and the cousin of Director/Vice President Fred K. Webb, Jr.. Director Katherine
J. Emerson is married to the cousin of John D. Lovelace.

It is intended that shares represented by the accompanying Proxy will be voted for election of the above nominees unless authority for such vote is withheld. In the event that any nominees should become unable to serve or for good cause will not serve, it is intended that such shares will be voted for substitute nominees designated by the present Board of Directors of the Company.

                          BOARD AND COMMITTEE MEETINGS

During the Company's last full fiscal year, there was one regular (the 2001 Annual) and two special meetings of the Board of Directors. In addition, the Company has for a number of years followed the practice, permissible under North Carolina corporation law, of approving corporate resolutions by unanimous written consent without meeting. One such resolution was adopted by the Board of Directors during the Company's last full fiscal year.

The Company has a standing Audit Committee of the Board of Directors. In accordance with the American Stock Exchange requirements, the Company's Board of Directors, on May 16, 2000, adopted a written charter for the Audit committee. A copy of this charter was attached as Exhibit C to the October 13, 2000 Proxy Statement. All directors not otherwise associated with the Company as an officer, employee or consultant are designated as members of the Audit Committee except for James T. Emerson who may not be deemed to be independent as defined by Section 121(A) of the American Stock Exchange Company Guide. Accordingly, Directors Cousins, Katherine Emerson, Abernethy and Lovelace were the members of such Committee for the 2002 fiscal year with Director Cousins serving as Chairman. All members serving on the Audit Committee are independent as defined by Section 121(A) of the American Stock Exchange Company Guide.

The Audit Committee held four meetings (three in person and one by phone) during the Company's last fiscal year at which representatives of the Company's independent auditors, Deloitte & Touche LLP were present. The Audit Committee recommends to the Board the firm to be designated as the Company's auditors, and performs other functions which are stated in the below Audit Committee Report.

The Board has a standing Compensation Committee, and Directors Cousins, James T. Emerson, Katherine Emerson, Abernethy and Lovelace were the members of such Committee for the 2002 fiscal year with Director James T. Emerson serving as Chairman. The Compensation Committee did not formally meet during the 2002 fiscal year.

The Company does not have a standing Nominating Committee. Nominees to serve on the Board of Directors are determined by a vote of the entire Board of Directors.

                             Audit Committee Report

In accordance with its written charter adopted May 16, 2000 by the Board of Directors (Board), the Audit Committee of the Board (Committee) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During fiscal 2002, the Committee or the Chairman thereof, held four meetings (three in person and one by phone), to discuss with management and the independent auditor the financial information contained in the Securities and Exchange Commission Form 10-Q filing for the three fiscal quarters and the annual Form 10-K.

In discharging its oversight responsibility as to the audit process and consistent with Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence. The Committee also discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls. The Committee reviewed with the independent auditors their audit plans, audit scope, and identification of audit risks.

The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees".

The Committee chairman reviewed with the independent auditors and management the audited financial statements of the Company for the fiscal year ended June 29, 2002. Management has the responsibility for the preparation and content of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Committee Chairman recommended, on behalf of the Committee, to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended June 29, 2002, for filing with the Securities and Exchange Commission.

           Submitted by the Audit Committee of the Board of Directors

Claude S. Abernethy, Jr.                                        John D. Lovelace
William M. Cousins, Jr., Chairman                              Katherine Emerson


                          COMPENSATION COMMITTEE REPORT

The Compensation Committee (the Committee) of the Board of Directors submits recommendations to the Board of Directors as to the type and amount of compensation for three executive officers of the Company (Mr. Auberry, Chairman, Board of Directors; Mr. Lutz, Chief Executive Officer, President, Chief Operating Officer, and Treasurer; and Mr. Webb, Vice President of Marketing). The Committee consists of all directors not otherwise associated with the

Company and, in the 2002 fiscal year, consisted of five members.

The Committee did not formally meet during the year to consider and make recommendations to the Board of Directors. In the 2002 fiscal year, the Board of Directors did not modify or reject any action or recommendation of the Compensation Committee.

The Committee does not use any compensation consultants in making its decisions and recommendations, and does not relate compensation of the above named executive officers to that of any other entity or industry grouping.

Each of the named executive officers received an annual cash bonus for said fiscal year which is based on a specified percentage of consolidated net income, as defined. Each executive officer's percentage has remained constant for the past several years. No one of the above named executive officers has a guaranteed or minimum amount of bonus. Although not a frequent occurrence, the Committee from time to time may give discretionary additional bonuses for extraordinary achievement.

All officers of the Company participate in fringe benefit plans (group health insurance, group life insurance and long-term disability) to the same extent and under the same terms as all other salaried employees of the Company. Mr. Auberry and Mr. Lutz each receive perquisites whose value aggregates much less than 10% of their total annual salary and bonus.

        Submitted by the Compensation Committee of the Board of Directors

William M. Cousins, Jr.                                 Claude S. Abernethy, Jr.
Katherine Emerson            James T. Emerson, Chairman         John D. Lovelace


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee has ever served as an officer or employee of the Company or had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K of the Securities and Exchange Commission. No executive officer of the Company has ever served as a director or member of the compensation committee of any other entity one of whose executive officers has ever been a member to the Company's Compensation Committee or Board of Directors.

                            COMPENSATION OF DIRECTORS


Directors' fees are $4,250 per year; $1,000 per meeting for each Board meeting attended in person; $1,000 per meeting for each committee meeting attended in person that is held apart from the day of a Board meeting; and $500 for each committee and Board phone meeting. Directors who are full-time employees of the Company do not receive any directors' fees. Travel expenses of directors incurred traveling to and from meetings are reimbursed by the Company.

                              INDEPENDENT AUDITORS

The firm of Deloitte & Touche LLP served as the Company's independent auditors for the fiscal year ended June 29, 2002 Deloitte & Touche LLP and its predecessor firm, Touche Ross & Co., have served in this capacity since the Company's 1979-80 fiscal year. The Board of Directors has not selected independent auditors for the fiscal year beginning June 30, 2002. The Board of Directors has a policy of selecting and engaging independent auditors a few months prior to the end of the Company's fiscal year. A representative of Deloitte & Touche LLP has been requested and is expected to be present at the stockholders meeting. Such representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

INDEPENDENT AUDITORS FEES FOR THE FISCAL YEAR ENDED JUNE 29, 2002

The following table shows the aggregate fees billed to the Company by its independent auditors, Deloitte & Touch LLP for professional services rendered during the fiscal year ended June 29, 2002:


Description of Fees                                                    Amount
Audit Fees (1)                                                       $105,000
Financial Information Systems
Design and Implementation Fees                                             $0
All Other Fees (2)                                                    $28,000

(1) Includes fees for audits of the June 29, 2002 consolidated financial statements of the Company and its subsidiaries, and reviews of the related quarterly financial statements included in quarter reports on Form 10-Q for the 2002 fiscal year and direct engagement expenses.
(2) The Audit Committee of the Company's Board of Directors has considered whether the rendering of such non-audit services by Deloitte & Touche LLP is compatible with maintaining the principal accountant's independence.


                          STOCK PRICE PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on the Company's common stock to the Standard & Poor's 500 Stock Index and an index of peer companies that produce non-athletic footwear. The Standard & Poor's 500 Stock Index is a broad equity market index published by Standard & Poor's. The index of peer companies was constructed by the Company and includes the Company and R. G. Barry; Brown Shoe, Inc.; Genesco, Inc.; Phoenix Footwear Group, Inc.; Justin Industries; McRae Industries; Rocky Shoes & Boots, Inc.; Stride Rite Corp.; Timberland Co.; Weyco Group, Inc; and Wolverine World Wide. In constructing the peer index, the return of each component company was weighted according to its respective stock market capitalization. The graph assumes the investment of $100 in the Company's common stock, the Standard and Poor's 500 Stock Index and the peer index at the end of the Company's 1997 fiscal year.









Total Stockholder Return
               1997       1998      1999       2000       2001        2002
WELLCO         $100        $88       $69        $85        $81        $129
S & P 500      $100       $130      $160       $171       $146        $120
PEER GROUP     $100       $102       $82        $91       $129        $127


                             EXECUTIVE COMPENSATION

Compensation Summary

The following Summary Compensation Table shows certain information concerning the compensation of each of the Company's highly compensated executive officers whose total annual salary and bonus exceeded $100,000 during the last fiscal year:

                           SUMMARY COMPENSATION TABLE
                               ANNUAL COMPENSATION

                                                         LONG TERM
                                                OTHER    COMPENSA-
                                                ANNUAL  TION-STOCK     ALL OTHER
NAME AND PRINCIPAL                              COMPEN-    OPTION        COMPEN-
POSITION:              YEAR   SALARY   BONUS    SATION(1)  GRANTS      SATION(2)
Horace Auberry,
Chairman of the Board
and Consultant to the
Company (4)            2002  $119,964  $17,057  $2,788
                       2001  $159,952  $28,836  $3,549  (3)60,000          $964
                       2000  $155,272  $25,810  $3,582                     $964


David Lutz, Chief
Executive Officer,
President, Chief
Operating Officer and
Treasurer (5)          2002  $116,636  $10,235    $960
                       2001  $106,652  $17,302  $3,326     10,000
                       2000  $103,532  $15,486  $3,350
Chandra Wijewickrama,
V.P. - Caribbean
Operations   (6)       2002   $84,630  $24,804
                       2001   $82,130  $23,577              7,500

(1) Amounts represent reimbursement for income taxes and commissions paid.
(2) Life insurance premiums paid by the Company for benefit of the named executive officer.
(3) Options for 10,000 shares are immediately exercisable and 50,000 are unexercisable.
(4) Chief Executive Officer through December 31, 2001.
(5) Chief Executive Officer since January 1, 2002.
(6) Elected to office of V.P. - Caribbean Operations on November 14, 2000.

Stock Options

There were no individual grants of stock options to the named executive officers during the fiscal year ended June 29, 2002.


The following table shows, on an aggregated basis, for executive officers named in the Summary Compensation Table each exercise of stock options during the 2002 fiscal year and the fiscal year-end value of unexercised options.

                                                 NUMBER OF             VALUE OF
                                               UNEXERCISED          UNEXERCISED
                                                    OPTION         IN-THE-MONEY
                    SHARES                          SHARES              OPTIONS
               ACQUIRED ON        VALUE       EXERCISABLE/         EXERCISABLE/
NAME              EXERCISE     REALIZED     UNEXERCISEABLE     UNEXERCISEABLE(2)
Horace Auberry         (1)                 45,000/50,000(3)   $149,350/$265,250
David Lutz             (1)                      45,000/0            $254,350/$0
Chandra
Wijewickrama           (1)                      12,500/0             $48,225/$0

(1) In fiscal year 2002, there were no exercises of options for the executive officers named in the Summary Compensation Table.
(2) Excess of the total market value at June 29, 2002 of the shares over the total exercise price.
(3) On July 12, 2000, the Company and Chairman Auberry entered into an employment agreement. The agreement included 50,000 options which vest not later than June 30, 2005, with accelerated vesting based on the Company reaching certain defined earnings per share. All of the 50,000 options are unexercisable.

Employment  Contracts  and  Termination  of  Employment  and   Change-in-Control
Agreements

On July 12, 2000 the Company and Chairman Auberry entered into an employment Agreement. Under this Agreement, Auberry would continue full-time employment with the Company through December 31, 2000, or for a later period of time as subsequently agreed to between the Company and Auberry. The salary and bonus compensation of Auberry during the period of full-time employment was an annual salary of $159,952 and a cash bonus equal to 2.5% of the Company's consolidated net income after taxes and after all bonuses. On January 1, 2002, Auberry reduced his time devoted to employment with the Company to approximately 50% of full time, and his annual salary was reduced to $79,976. Effective June 30, 2002, the Agreement was amended to provide that Auberry will work as a consultant to the Company and be compensated on the basis of actual hours worked at a rate of $100 per hour. In addition, the amendment eliminated the cash bonus. The Agreement has a term which expires on December 31, 2006.

Under the Agreement, Auberry was granted an option to purchase up to 50,000 shares of the Company's common stock at a price of $9.125 per share. These options vest not later than June 30, 2005, with accelerated vesting based on the Company reaching certain defined earnings per share. Expiration of such options shall be the earlier of the fifth anniversary of the date on which such options vest or one year after the Chairman's separation from employment under the Agreement. In addition, for the period from July 1, 2000 until the end of the Agreement, Auberry will not engage in the footwear industry other than through his employment with the Company, and Auberry will assign to the Company certain developments conceived by him. In consideration for these provisions and for a period of five years after the Company first realizes revenues from such developments, Auberry will receive additional cash compensation equal to 7.5% of royalty income received from unaffiliated entities for these developments and ..225% of the Company's sales of products embodying these developments. As of the date of this proxy, Auberry had earned $2,000 additional compensation as provided for in the Agreement and none of the options in the Agreement had vested.

The Company does not have employment contracts with any executive officer other than the Chairman of the Board. There are no compensation plans or arrangements that will result from the resignation, retirement or termination of any executive officer, or that will result from a change-in- control of the Company or a change in any executive officer's responsibilities following a change-in- control.

Long-Term Incentive Plans

The Company does not have any type of long-term incentive plans for any executive officer or other employee.

Pension Plan

The Company's executive officers and all other salaried employees participate in an Administrative Employee Pension Plan (the Plan). Benefits under the Plan are based on years of service and average annual earnings. The following table illustrates the amount of annual pension benefits based on the years of service and average annual compensation levels shown:

                               PENSION PLAN TABLE

                                YEARS OF SERVICE
                 ---------------------------------------------

AVERAGE
ANNUAL
COMPENSATION   15 YEARS       20 YEARS     25 YEARS      30 YEARS      35 YEARS
$125,000        $14,900        $19,900      $24,900       $29,800       $34,800
$150,000         18,300         24,400       30,500        36,600        42,700
$175,000         21,700         28,900       36,100        43,300        50,600
$200,000         25,100         33,400       41,700        50,100        58,400


The Plan provides benefits based on final average compensation, defined in the Plan as the average of the consecutive five highest of the last ten years compensation, and on years of service. Compensation under the Plan is essentially equivalent to the aggregate amounts reported as annual salary and bonus compensation in the Summary Compensation Table above. Total years of service are limited to 35 and benefits are computed on a straight life annuity basis. Mr. Auberry and Mr. Wijewickrama named in the Summary Compensation Table have more than the maximum 35 years of service. Mr. Lutz would have more than 35 years of service under the plan, assuming his employment to age 65.

                               SECURITY OWNERSHIP

The number of shares of common stock (the Company's only voting security) beneficially owned or held under option by (a) all executive officers, directors and nominees for director and (b) each person or entity owning more than 5% of the outstanding shares of common stock (including persons or entities who may be deemed a group for purposes of the federal securities laws), as known by management of the Company, based upon information furnished to the Company by or on behalf of such person or entity, as "beneficial ownership" is defined under Rule 13d-3 under the Securities Exchange Act of 1934, is set forth in the following table:

         AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP ON SEPTEMBER 27, 2002

                                  SOLE
                                VOTING       SHARED
                                   AND   VOTING AND              TOTAL   PERCENT
                           DISPOSITIVE  DISPOSITIVE  STOCK   BENEFICIAL      OF
NAME                             POWER     POWER(1)  OPTIONS  OWNERSHIP CLASS(2)
Officers and Directors:
Horace Auberry                  75,465        1,540   45,000    122,005    9.06%
David Lutz   *                                4,500   45,000     49,500    3.68%
Fred K. Webb, Jr. *                500                12,000     12,500    0.93%
Directors :
James T. Emerson *             766,872                          766,872   56.96%
Rolf Kaufman                    48,620        6,600    4,000     59,220    4.40%
Claude S.  Abernethy, Jr.        9,000                 2,000     11,000    0.82%
William M. Cousins, Jr.                                3,000      3,000    0.22%
John D. Lovelace                                       2,000      2,000    0.15%
Katherine J. Emerson               300        4,000               4,300    0.32%
Officers:
Chandra Wijewickrama                                  12,500     12,500    0.93%
Other Officers                  14,400                24,000     38,400    2.85%
All Officers and Directors as
a Group (14)                   915,157       16,640  149,500  1,081,297   80.32%

Owners of More Than 5% of the Company's Common Shares:

Other than Officer/Director Auberry and Director Emerson shown above, the Company is not aware of any other beneficial owner of more than five percent of its Common Shares.

*        Nominee for reelection to the Board of Directors.
(1) Shares owned jointly with spouse and shares held by spouse and children over whom the listed person may have substantial influence by reason of the relationship are shown as shared voting and dispositive power.
(2) Percent of total shares outstanding (1,182,746) and shares issuable under options exercisable within 60 days (163,500).

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                STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

Proposals of qualified stockholders intended to be presented at the Company's 2003 Annual Stockholders Meeting must be received by the Secretary at the address stated herein no later than June 30, 2003, in order to be considered for inclusion in the Company's Proxy Statement and Proxy for that meeting.


                                 By Order of the Board of Directors

                                 RICHARD A. WOOD, JR.
                                 Secretary

Waynesville, North Carolina
October 18, 2002







A copy of the Company's 2002 Form 10-K (Annual Report filed with the Securities and Exchange Commission) is available at no charge to any stockholder requesting it. Requests should be made in writing and addressed to the Secretary, Wellco Enterprises, P. O. Box 188, Waynesville, NC 28786.












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